Exhibit 99.1

Champions Oncology Announces Reverse Stock Split in Preparation for Uplisting to NASDAQ

Hackensack, NJ – August 12, 2015 – Champions Oncology, Inc. (OTC: CSBR), engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs, today announced a 1-for-12 reverse stock split of the Company’s authorized, issued and outstanding common stock. The reverse stock split is in preparation for the Company’s proposed listing of its common stock on the NASDAQ Capital Market. The company’s common stock will begin trading on a post-split basis at the opening of trading on August 12, 2015.

Joel Ackerman, Chief Executive Officer commented, “This reverse stock split is a significant milestone and one of the last remaining actions in our intended uplisting to NASDAQ. We believe that Champions Oncology represents a great investment opportunity; uplisting to a major exchange like NASDAQ is the next logical step in attracting a broader base of informed investors interested in participating in our future.“

Following the 1-for-12 reverse stock split, every 12 shares of issued and outstanding common stock will be converted to 1 share of issued and outstanding common stock, and the authorized shares of common stock will be reduced from 107,561,698 to 8,963,474 shares. All fractional shares will be rounded down to the nearest whole share. As of today, Champions Oncology common stock will trade under the ticker symbol CSBRD for a period of 20 business days. After that time, the Company’s symbol will once again be CSBR. A new CUSIP number 15870P307 has been assigned to the Company’s common stock as a result of the reverse split. Before any listing of the common stock on the NASDAQ Capital Market could occur, NASDAQ will need to approve the Company’s application for listing.

Shareholders should direct any questions concerning the reverse split to their broker or the Company’s transfer agent, Mountain Share Transfer, LLC., (303) 460-1149.

About Champions Oncology, Inc.

Champions Oncology, Inc. is engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs. The Champions TumorGraft® technology platform is a novel approach to personalizing cancer care based upon the implantation of primary human tumors in immune deficient mice followed by propagation of the resulting engraftments in a manner that preserves the biological characteristics of the original human tumor in order to determine the efficacy of a treatment regimen. The Company uses this technology in conjunction with related services to offer solutions for two customer groups: Personalized Oncology Solutions, in which results help guide the development of personalized treatment plans, and Translational Oncology Solutions, in which pharmaceutical and biotechnology companies seeking personalized approaches to drug development can lower the cost and increase the speed of developing new drugs. Champions TumorGraft models are procured through agreements with a number of institutions in the U.S. and overseas as well as through Champions’ Personalized Oncology Solutions business. For more information, please visit www.championsoncology.com.

Forward Looking Statement

This press release may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Champions Oncology generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Champions Oncology's Form 10-K for the fiscal year ended April 30, 2015 for a discussion of such risks, uncertainties and other factors. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and Champions Oncology's future results, levels of activity, performance or achievements may not meet these expectations. The Company does not intend to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or to changes in Champions Oncology's expectations, except as required by law.